The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

Price-Yield Report
Settlement Date: 04/28/06
Discount Margin Table - Bond 2-A1

Bond Summary - Bond 2-A1
Initial Coupon:	4.990	Type:	Fltr
Orig Bal:	153626000
		Formula:	(LIB_1M)+7.0bp
Factor:	1.0000000	Cap/Floor/Margin:	100.00/0.07/0.07
Factor Date:	04/25/06	Next Pmt:	05/25/06
Delay:	0	Cusip:	525221 HQ 3

	10 CPR		20 CPR		25 CPR		30 CPR		35 CPR		40 CPR		50 CPR
Price	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration
99-29+	10	2.344	13	1.190	15	0.941	17	0.771	19	0.648	21	0.555	25	0.421
99-30	10		12		13		15		16		18		21
99-30+	9		11		12		13		14		15		18
99-31	8		10		10		11		12		12		14
99-31+	8		8		9		9		9		10		11
100-00	7	2.345	7	1.190	7	0.942	7	0.772	7	0.649	7	0.555	7	0.421
100-00+	6		6		5		5		5		4		3
100-01	6		4		4		3		2		1		-0
100-01+	5		3		2		1		-0		-1		-4
100-02	4		2		0		-1		-2		-4		-8
100-02+	4	2.347	1	1.191	-1	0.942	-3	0.773	-5	0.649	-7	0.556	-11	0.422

Average Life	2.59		1.25		0.98		0.80		0.67		0.57		0.43
First Pay	05/25/06		05/25/06		05/25/06		05/25/06		05/25/06		05/25/06		05/25/06
Last Pay	01/25/12		01/25/09		06/25/08		01/25/08		10/25/07		07/25/07		03/25/07

Bond Summary - Bond 2-A2
Initial Coupon:	5.090	Type:	Fltr
Orig Bal:	119230000
		Formula:	(LIB_1M)+17.0bp
Factor:	1.0000000	Cap/Floor/Margin:	100.00/0.17/0.17
Factor Date:	04/25/06	Next Pmt:	05/25/06
Delay:	0	Cusip:

	10 CPR		20 CPR		25 CPR		30 CPR		35 CPR		40 CPR		50 CPR
Price	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration
99-29+	18	7.913	19	4.522	19	3.627	20	2.968	20	2.455	21	2.039	22	1.491
99-30	18		18		19		19		19		20		21
99-30+	18		18		18		19		19		19		20
99-31	17		18		18		18		18		18		19
99-31+	17		17		17		18		18		18		18
100-00	17	7.915	17	4.523	17	3.628	17	2.969	17	2.456	17	2.040	17	1.492
100-00+	17		17		17		16		16		16		16
100-01	17		16		16		16		16		15		15
100-01+	16		16		16		15		15		15		14
100-02	16		16		15		15		15		14		13
100-02+	16	7.917	15	4.524	15	3.629	14	2.970	14	2.457	13	2.040	12	1.492

Average Life	10.57		5.29		4.11		3.29		2.67		2.19		1.57
First Pay	01/25/12		01/25/09		06/25/08		01/25/08		10/25/07		07/25/07		03/25/07
Last Pay	01/25/24		11/25/15		10/25/13		04/25/12		04/25/11		07/25/10		10/25/08

Bond Summary - Bond 2-A3A
Initial Coupon:	5.200	Type:	Fltr
Orig Bal:	28812000
		Formula:	(LIB_1M)+28.0bp
Factor:	1.0000000	Cap/Floor/Margin:	100.00/0.28/0.28
Factor Date:	04/25/06	Next Pmt:	05/25/06
Delay:	0	Cusip:

	10 CPR		20 CPR		25 CPR		30 CPR		35 CPR		40 CPR		50 CPR
Price	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration
99-29+	29	11.796	29	7.809	29	6.478	29	5.421	30	4.637	30	4.006	31	2.781
99-30	29		29		29		29		29		30		30
99-30+	28		29		29		29		29		29		30
99-31	28		28		28		29		29		29		29
99-31+	28		28		28		28		28		28		29
100-00	28	11.799	28	7.810	28	6.479	28	5.422	28	4.638	28	4.006	28	2.782
100-00+	28		28		28		28		28		28		27
100-01	28		28		28		27		27		27		27
100-01+	28		27		27		27		27		27		26
100-02	27		27		27		27		27		26		26
100-02+	27	11.803	27	7.811	27	6.480	27	5.423	26	4.638	26	4.007	25	2.782

Average Life	18.74		10.19		8.02		6.46		5.38		4.55		3.04
First Pay	01/25/24		11/25/15		10/25/13		04/25/12		04/25/11		07/25/10		10/25/08
Last Pay	02/25/25		07/25/16		05/25/14		10/25/12		09/25/11		11/25/10		09/25/09

Bond Summary - Bond 2-A3B
Initial Coupon:	5.250	Type:	Fltr
Orig Bal:	3201000
		Formula:	(LIB_1M)+33.0bp
Factor:	1.0000000	Cap/Floor/Margin:	100.00/0.33/0.33
Factor Date:	04/25/06	Next Pmt:	05/25/06
Delay:	0	Cusip:

	10 CPR		20 CPR		25 CPR		30 CPR		35 CPR		40 CPR		50 CPR
Price	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration	DM	Duration
99-29+	34	11.747	34	7.788	34	6.465	34	5.412	35	4.630	35	4.000	36	2.778
99-30	34		34		34		34		34		35		35
99-30+	33		34		34		34		34		34		35
99-31	33		33		33		34		34		34		34
99-31+	33		33		33		33		33		33		34
100-00	33	11.750	33	7.790	33	6.466	33	5.412	33	4.631	33	4.001	33	2.779
100-00+	33		33		33		33		33		33		32
100-01	33		33		33		32		32		32		32
100-01+	33		32		32		32		32		32		31
100-02	32		32		32		32		32		31		31
100-02+	32	11.753	32	7.791	32	6.467	32	5.413	31	4.631	31	4.002	30	2.779

Average Life	18.74		10.19		8.02		6.46		5.38		4.55		3.04
First Pay	01/25/24		11/25/15		10/25/13		04/25/12		04/25/11		07/25/10		10/25/08
Last Pay	02/25/25		07/25/16		05/25/14		10/25/12		09/25/11		11/25/10		09/25/09

Tsy BM	3-mo	6-mo	2-yr	3-yr	5-yr	10-yr	30-yr	Lib BM	1-mo	2-mo	3-mo	6-mo	1-yr	2-yr	3-yr	4-yr	5-yr	7-yr	8-yr	9-yr	10-yr	12-yr	15-yr	20-yr	25-yr	30-yr
Yield	4.7285	4.9564	4.8875	4.8931	4.9231	5.0420	5.1397	Yield	4.9500	5.0200	5.0800	5.1900	5.3261	5.3200	5.3350	5.3706	5.4112	5.4841	5.5170	5.5486	5.5772	5.6197	5.6737	5.7151	5.7240	5.7229
Coupon			4.6250	4.5000	4.7500	4.5000	4.5000

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC (including any related free-writing prospectus, preliminary prospectus supplement or preliminary pricing supplement, as applicable), for more complete information about the issuer and this offering.  You may get these documents, as well as the final prospectus, prospectus supplement or pricing supplement (when completed), as applicable (such preliminary and final documentation together, the Offer Documentation), for free by searching the SEC online database (EDGAR) at www.sec.gov.  Alternatively, you may obtain a copy of the Offer Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000.